Exhibit 99.1

At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571

NATIONSHEALTH RECEIVES NASDAQ NOTIFICATION

Sunrise, FL – October 18, 2006 – NationsHealth, Inc. (Nasdaq: NHRX, NHRXW, NHRXU) announced today that on October 13, 2006 it was advised by the Nasdaq Listing Qualifications Department that for at least 10 consecutive trading days, the Company’s market value of listed securities was below the minimum $50,000,000 requirement for continued inclusion on The NASDAQ Global Market (formerly The NASDAQ National Market) under Marketplace Rule 4450(b)(1)(A) (“the Rule”). Nasdaq also noted that the Company does not comply with Marketplace Rule 4450(b)(1)(B), which alternatively requires total assets and total revenue of at least $50,000,000 each, for the most recently completed fiscal year or two of the three most recently completed fiscal years.

The Company was provided 30 calendar days, or until November 13, 2006, to regain compliance with the Rule. If at any time before November 13, 2006, the Company’s market value of listed securities is $50,000,000 or more for a minimum of 10 consecutive business days, the Nasdaq Staff will re-evaluate if the Company complies with the Rule.

The Company is currently evaluating its alternatives to resolve the listing deficiency. If the Company does not resolve the listing deficiency, the Company may apply for listing on The NASDAQ Capital Market. The Company currently is in compliance with the listing standards of The NASDAQ Capital Market.

About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes, ostomy and pharmacy products to approximately 102,000 patients across the nation. NationsHealth is also the provider of diabetes supplies to more than 13,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and customer service to insurance plans, with a focus on Medicare Part D plans. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information please visit http://www.nationshealth.com.

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Exhibit 99.1

This press release contains forward-looking statements about NationsHealth, including its ability to maintain its listing on The NASDAQ Global Market (formerly the NASDAQ National Market) and its ability to transfer to The NASDAQ Capital Market (formerly The NASDAQ SmallCap Market), neither of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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